Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

Wilmerhale.com

December 22, 2006

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”) of Infinity Pharmaceuticals, Inc. (the “Company”):

(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Shares”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(v)	warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000.

The Senior Debt Securities will be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture and the Subordinated Debt Securities will be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the “Indentures”).

Warrants will be evidenced by warrant certificates and will be issued under a separate agreement (the “Warrant Agreement”) and the Company may enter into a warrant agreement with a warrant agent (the “Agent Agreement”).

Wilmer Cutiler Pickering Hale and Dorr LLP, 60 Street, Boston, Massachusetts 02109

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Infinity Pharmaceuticals, Inc.

December 22, 2006

We are acting as counsel for the Company in connection with the registration for sale by the Company of the Securities. We have examined a signed copy of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the Board of Directors of the Company, as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date (collectively, the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder, (iv) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Shares have been issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Debt Securities has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder, (iv) the terms of the Debt Securities and of their issue and sale have been duly established in

Infinity Pharmaceuticals, Inc.

December 22, 2006

conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Warrants has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder, (iv) each of the Warrant Agreement and any Agent Agreement relating to the Warrants has been duly authorized, executed and delivered, (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and any Agent Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and any Agent Agreement and issued and sold as contemplated by the Registration Statement and (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Infinity Pharmaceuticals, Inc.

December 22, 2006

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Steven D. Singer
Steven D. Singer, a Partner